                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                            eResearchTechnology, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________
                           eResearchTechnology, Inc.
                               30 S. 17th Street
                             Philadelphia, PA 19103




                                                                 March 19, 2002


Dear eResearchTechnology, Inc. Stockholders:

   You are cordially invited to the Annual Meeting of Stockholders to be held at 3:00 P.M. on April 23, 2002 at the Company's executive offices, 30 South 17th Street, Philadelphia, PA 19103.

   Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

   Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person you may still do so.


                                                    Very truly yours,


                                                    /s/ JOEL MORGANROTH
                                                    ---------------------------
                                                    JOEL MORGANROTH, M.D.
                                                    Chairman of the Board
                                                    eResearchTechnology, Inc.

                           eResearchTechnology, Inc.


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 23, 2002
                    ----------------------------------------



To the Stockholders:

   The Annual Meeting of Stockholders of eResearchTechnology, Inc. will be held at the Company's executive offices located at 30 South 17th Street, Philadelphia, PA 19103, at 3:00 P.M. on April 23, 2002 for the following purposes:

   (1) To elect two directors to serve three-year terms.

   (2) To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

   Stockholders of record as of the close of business on March 12, 2002 are entitled to notice of and to vote at the meeting.

   Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.


                             By Order of the Board of Directors,


                             /s/ BRUCE JOHNSON
                             ------------------
                             BRUCE JOHNSON
                             Senior Vice President, Chief Financial
                             Officer and Secretary

Philadelphia, PA
March 19, 2002
                           eResearchTechnology, Inc.
                               30 S. 17th Street
                             Philadelphia, PA 19103


                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

   These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors of eResearchTechnology, Inc., a Delaware corporation ("eRT" or the "Company"), for the Annual Meeting of Stockholders of eRT to be held at 3:00 P.M. on April 23, 2002, at the Company's executive offices located at 30 South 17th Street, Philadelphia, PA 19103, and any adjournments or postponements of such meeting. These proxy materials were first mailed to stockholders on or about March 19, 2002. Sending a signed proxy will not affect the stockholder's right to attend the Annual Meeting and vote in person. Every stockholder has the power to revoke his proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with the Secretary of the Company a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Stockholders Entitled to Vote

   The close of business of March 12, 2002 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 6,951,812 outstanding shares of the common stock, $.01 par value (the "Common Stock"), of eRT.

Voting of Proxies

   A form of proxy is enclosed. All properly executed proxies received by the Board of Directors, and not revoked, will be voted as indicated in accordance with the instructions thereon. In the absence of contrary instructions, shares represented by such proxies will be voted for the election of the directors as described herein; and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

   The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding as of the record date is entitled to one vote on each matter that may be brought before the Annual Meeting. Election of directors will be by plurality of the votes cast. Any other proposal will require the affirmative vote of a majority of the votes cast on such proposal. Broker nonvotes and abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

Costs Of Solicitation

   The entire cost of soliciting proxies will be borne by eRT. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone or telegraph by directors, officers or regular employees of eRT, none of whom will receive additional compensation therefor.

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

   The Board of Directors currently consists of eight directors divided into three classes. Two directors are to be elected at the Annual Meeting to serve until the 2005 Annual Meeting. Management's nominees for election as directors are James C. Gale and Joel Morganroth, M.D., each of whom currently serves on the Board. Jerry D. Lee, a director whose term expires at the Annual Meeting, is not standing for reelection, and the Board of

Directors immediately upon the Annual Meeting will be reduced in size to seven. The Company's remaining five directors will continue in office for the terms specified below.

   The proxy holders intend to vote all proxies received by them in the accompanying form for such nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or, in lieu thereof, the Board of Directors may reduce the number of directors. As of the date of this Proxy Statement, Management is not aware of any nominee who is unable or will decline to serve as a director.

   The following table lists the name and age of the two nominees and the five continuing directors of the Company whose terms of office will continue after the Annual Meeting, and the year in which each director's term of office will expire (assuming, in the case of each of the nominees, such nominees are at the Annual Meeting).

                                                                             Year of
                                                             Age As       Expiration of
        Name                                                of 3/1/02   Term as Director
        ----                                                ---------   ----------------
        Nominees for Election
           James C. Gale................................       52             2005
           Joel Morganroth, M.D.........................       56             2005

        Directors Continuing in Office
           Sheldon M. Bonovitz..........................       64             2004
           Joseph A. Esposito...........................       49             2003
           Arthur H. Hayes, Jr., M.D....................       68             2004
           John M. Ryan.................................       66             2003
           Howard D. Ross...............................       50             2004

   Mr. Gale has served on the Company's Board of Directors since 1999. He has been employed by Sanders Morris Harris Inc., a registered broker dealer, since 1998. He currently is a managing director of Sanders Morris Harris Inc. and the chief investment officer of the Corporate Opportunity Funds, which are limited partnerships whose principal business is making investments in the securities of other entities. He has nearly 20 years investment banking experience with several firms, including Gruntal & Co. and E. F. Hutton & Co. Mr. Gale also serves as a director of Latshaw Enterprises, Inc., RELM Wireless Corporation and Amarin Corporation plc.

   Dr. Morganroth has served as the Chairman of the Company since 1999, its Chief Scientist since March 2001 and as a director of the Company since 1997. He served as Chief Executive Officer from 1993 to March 2001. In addition, Dr. Morganroth has consulted for the Company since 1976. Dr. Morganroth is an internationally recognized cardiologist and clinical researcher. Dr. Morganroth served for over ten years as a Medical Review Officer/Expert for the Food and Drug Administration ("FDA") and since 1995 has served in a similar capacity for the Health Protection Branch of Canada.

   Mr. Bonovitz has served on the Company's Board of Directors since 1999. He has been a partner of the law firm of Duane Morris LLP since 1969, where he currently serves as Chairman and Chief Executive Officer. Mr. Bonovitz is also a member of the Board of Directors of Comcast Corporation and Surgical Laser Technologies, Inc.

   Mr. Esposito has served as President and Chief Executive Officer of the Company since March 2001. Mr. Esposito formerly served as the President and Chief Operating Officer of the Company since April 1998 and has served as a member of its Board of Directors since 1999. He also has served as the President and Chief Executive Officer of the Company's wholly-owned subsidiary, eRT Operating Company, from January 2000 to December 2001 and President of the Company's Clinical Research Technology and Services division from October 1997 to April 1998. From May 1997 through October 1997, he was President of DLB Systems, Inc., a Safeguard Scientifics company. Mr. Esposito was President of Worldwide Operations for Computron Software Inc. from October 1994 to May 1997. He has over 25 years of experience in technology, working closely with pharmaceutical companies in the areas of clinical research, supply chain management and regulatory document management.

   Dr. Hayes has served on the Company's Board of Directors since 1996. Since 1991, Dr. Hayes has served as President and Chief Operating Officer of MediScience Associates, Inc., a consulting firm. Dr. Hayes is an advisor to firms in health care product development and regulation, clinical pharmacology, and medical and pharmacy practice, and is internationally recognized as a medical researcher and clinician. Dr. Hayes served as Commissioner of the FDA from 1981 to 1983. He is also a member of the Board of Directors of Celgene, Inc., Myriad Genetics and NaPro Biopharmaceuticals, Inc.

   Mr. Ryan has served on the Company's Board of Directors since 1999. Since 1987, Mr. Ryan has been a principal in Devon Hill Ventures, Inc. Mr. Ryan founded SunGard Data Systems, Inc. in 1977 and served as its Chief Executive Officer until 1986 and its Chairman until 1987. Mr. Ryan served as Chairman and Acting Chief Executive Officer for DLB Systems, Inc. from 1995 until its acquisition by the Company in 1997. Mr. Ryan is also a director of Neoware Systems, Inc. and Saqqara Systems, Inc.

   Mr. Ross has served on the Company's Board of Directors since 1999. He has been a partner of LLR Equity Partners, L.P., a venture capital fund, since its founding in 1999. Mr. Ross was a partner in Arthur Andersen LLP from 1984 to 1999, serving as the partner-in-charge of Arthur Andersen's Philadelphia Growth Company Practice for 15 years. He is also a director of CyberShift, Inc., InnaPhase Corporation, Iron Mountain, Incorporated, and Verticalnet, Inc. Mr. Ross is a certified public accountant.

   There are no family relationships among the directors and the executive officers.

Board of Directors Meetings and Committees

   The Board of Directors of the Company held a total of seven meetings during 2001. Each director attended more than 75% of the meetings of the Board of Directors and any committee of which he is a member except for Dr. Hayes who attended approximately 69% of such meetings.

   The Board of Directors has an Executive Committee, a Compensation and Stock Option Committee, and an Audit Committee.

   The Executive Committee has, with certain exceptions, all the authority of the Board of Directors, and has specifically been delegated the authority to make recommendations to the Board with respect to management nominees to the Board and review and make recommendations with respect to such shareholder nominees to the Board as may be submitted to the corporation. A shareholder desiring to propose a candidate to the Executive Committee should submit a written recommendation, together with sufficient biographical information concerning the individual, to the Secretary of the Company. While letters of recommendation may be submitted for consideration at any time, recommendations should be received prior to November 15 in any year for consideration in connection with the nomination and election of directors at the Company's next Annual Meeting. This Committee, which currently consists of Mr. Bonovitz, Dr. Morganroth, and Mr. Ross, did not hold any meetings during 2001.

   The Compensation and Stock Option Committee is primarily responsible for determining the compensation payable to the officers and key employees of the Company and to recommend to the Board additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Company, except that no member of the Committee shall take part in any decision pertaining to his compensation or benefits in his capacity as a director of the Company. The Committee also is primarily responsible for administering the Company's stock option plans, awarding stock options to key employees and non-employee directors of the Company and determining the terms and conditions on which the options are granted. This Committee, which currently consists of Dr. Hayes, Mr. Ross and Mr. Ryan, held five meetings during 2001.

   The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls, and has the responsibility and authority described in its charter, which has been adopted and approved by the Board of Directors. This Committee, which currently consists of Mr. Gale, Mr. Lee, and Mr. Ross, held six meetings during 2001. The members of the Audit Committee are independent, as defined by NASDAQ rules.

Audit Committee Report on Audited Financial Statements

   The Audit Committee of the Board of Directors recommends to the Board of Directors the accounting firm to be retained to audit the Company's financial statements and, once retained, consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records, and financial controls of the Company.

   Accordingly, the Audit Committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);
(c) received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with Arthur Andersen LLP its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee also discussed with Arthur Andersen LLP the overall scope and plans for its audit. The Audit Committee met with management and Arthur Andersen LLP to discuss the results of the auditors' examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the review and discussions referred to above, and subject to the limitations of its role, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

   This report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other eRT filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that eRT specifically incorporates this report by reference therein.


                         Members of the Audit Committee
                             James C. Gale (Chair)
                                  Jerry D. Lee
                                 Howard D. Ross

   During 2001, the Company retained Arthur Andersen LLP to provide services in the following categories and amounts:

        Audit                                                                   $ 75,000
        Financial Information Systems Design and Implementation                        0
        All Other
           Tax return preparation and miscellaneous tax assistance               112,000
           Quarterly reviews                                                      35,000

   The Audit Committee has considered the above non-audit services and has determined that the provision thereof is compatible with maintaining auditor independence. It is anticipated that representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

Compensation of Directors

   During 2001, directors who are not employees of the Company received a fee of $1,000 for each directors meeting attended and $500 for each committee meeting attended, and also received an annual retainer of $6,000. Upon the initial election of any "outside director" (as defined), such individual receives at the time of election an automatic one-time option grant of 5,000 shares, and each outside director receives a fixed annual option grant of 5,000 shares. Each director is also reimbursed for out-of-pocket expenses incurred in connection with attending meetings and other services as a director.

Certain Relationships and Related Party Transactions

   Certain of the Company's diagnostic testing and clinical research contracts require that specified medical professional services be provided by Joel Morganroth, M.D., the Company's Chairman and, until March 1, 2001, its Chief Executive Officer. The Company has retained Joel Morganroth, M.D., P.C., a professional corporation owned by Dr. Morganroth, to provide these and other services, which include acting as principal investigator for various studies and providing medical interpretation for diagnostic tests from time to time as required. This professional corporation received fees for these services of approximately $255,000 for 2001, which included a bonus award of $48,000. Effective May 21, 2001, the Company entered into a new consulting agreement with Joel Morganroth, M.D., P.C. pursuant to which Dr. Morganroth will continue to provide the consulting services described above, in addition to providing consulting to the Company on matters related to the successful operation, marketing and business development of the Company's Diagnostics Technology and Services division, for which the professional corporation will receive fees at the rate of $180,000 per annum plus discretionary bonuses of $48,000 per year. The Board of Directors, at its discretion, can award additional bonus amounts. The consulting agreement continues on a year to year basis unless terminated.

   Sheldon Bonovitz, a director of eRT, is a partner of the law firm of Duane Morris LLP, which performs legal services for the Company.

Executive Compensation

Compensation Committee Report on Executive Compensation

   The Compensation and Stock Option Committee of the Board of Directors consists entirely of non-management directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefit policies for the Company.

   The Committee believes that the most effective compensation program is one that provides executives competitive base salaries and incentives to achieve both current and long-term strategic business goals of the Company.

The Company's executive compensation programs are designed to:

   o Align the interests of executive officers with the long-term interests of shareholders.

   o Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.

   o Support an environment that rewards executive officers based upon corporate and individual performance and results.

   o Attract and retain executive officers critical to the long-term success of the Company.

   In 2001, the basic components of executive officer compensation consisted of base salary, a cash bonus plan tied to measurements based on Company performance, and long-term incentives in the form of stock options. The executive officers also participate in employee benefit plans available generally to the Company's employees.

   Base Salary. Technology companies face intense competition for qualified employees, and the Committee believes it is important that Company executive officer compensation levels be competitive with other technology companies. The Committee reviewed the compensation of its executives in comparison with other publicly traded technology companies of similar size and development stage and targeted base salary levels to be consistent with comparable positions at these companies.

   Annual Incentive Compensation Program. The Company implemented in 2001 an annual incentive compensation program permitting officers and key managers to earn cash bonuses based on achieving targeted financial goals. Based upon actual 2001 performance, the bonus pool for executive officers was $455,480 with the executive officer participants earning bonuses ranging from 17% to 75% of base salary.

   The Committee believes that this annual incentive compensation program aids in ensuring that the Company's overall levels of compensation remain competitive and benefits the Company in that a significant portion of the compensation of executive officers is in the form of variable incentive pay, which further aligns the interests of the executive officers with the interests of the Company's shareholders.

   Long-Term Incentive in Form of Stock Options. The Committee believes that significant management ownership of the Company's stock effectively motivates the building of shareholder wealth and aligns the interests of management with those of the Company's shareholders. The Company's executive officers received option grants totaling 378,500 shares during 2001 under the terms of the Company's 1996 Stock Option Plan at a per share exercise price equal to market price on the date of grant. All options become exercisable over four years, in equal annual increments beginning one year after the date of grant, contingent upon the officer's continued employment with the Company. The table appearing under the heading "2001 Stock Option Grants" provides further information about the options granted in 2001 to the Named Executive Officers.

   Chief Executive Officer Compensation. The compensation plan for Mr. Esposito for 2001 contained the same elements and operated in the same manner as the compensation plan described above for the other executive officers. His cash bonus pursuant to the Company's 2001 annual incentive compensation program was $90,000, representing approximately 25% of his cash compensation for the year.

   During 2001, Mr. Esposito was granted options to acquire 81,000 shares of the Common Stock of the Company at an exercise price equal to the fair market value of such stock on the date of grant.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for 2001 did not exceed the $1,000,000 limit per officer, and the Committee does not anticipate that the non-performance-based compensation to be paid the Company's executive officers in the foreseeable future will exceed that limit.

             Members of the Compensation and Stock Option Committee
                              John M. Ryan (Chair)
                           Arthur H. Hayes, Jr., M.D.
                                 Howard D. Ross

Compensation Committee Interlocks and Insider Participation

   At the end of 2001, the Compensation and Stock Option Committee was composed of Dr. Hayes, Mr. Ross and Mr. Ryan. None of these individuals is a current or former officer or employee of the Company.

Summary Compensation Table

   The following table sets forth information in respect of the compensation paid for the years ended December 31, 1999, 2000 and 2001 to the persons (sometimes collectively referred to as the "Named Executive Officers") who were, at any time during 2001, the Chief Executive Officer, and at the end of 2001, the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in such year and up to two individuals who served as executive officers at any time during 2001 whose salary and bonus exceeded $100,000:

                                                              Annual              Long Term
                                                          Compensation(1)      Compensation(2)
                                                       --------------------   -----------------     All Other
Name and Principal Position                     Year    Salary      Bonus     Number of Options    Compensation
---------------------------                     ----   --------    --------   -----------------    ------------
Joseph A. Esposito...........................   2001   $270,000    $ 90,000         81,000           $ 3,298(4)
 President and Chief                            2000   $278,400    $125,000             --           $ 3,441(4)
 Executive Officer (5)                          1999   $276,287    $172,610         20,000           $ 3,364(4)

Joel Morganroth, M.D.........................   2001   $110,000          --         77,500           $   385(3)(4)
 Chairman, Chief Scientist                      2000   $212,400    $135,000             --           $   816(3)(4)
 and former Chief                               1999   $203,809    $236,813         37,500           $   864(3)(4)
 Executive Officer (5)

Robert S. Brown..............................   2001   $150,000    $112,740         30,000           $11,143(4)
 Sr. Vice President, Diagnostics                2000   $154,461    $ 82,500         27,500           $11,316(4)
 Technology and Services                        1999   $106,045    $ 25,000             --           $10,816(4)

Scott Grisanti...............................   2001   $150,000    $ 60,000         50,000           $ 3,110(4)
 Sr. Vice President, Business                   2000   $ 25,961    $  5,700             --           $   104(4)
 Development and Chief
 Marketing Officer

Bruce Johnson................................   2001   $175,000    $ 30,000         30,000           $ 3,298(4)
 Sr. Vice President and Chief                   2000   $134,592    $ 68,750         70,000           $ 2,323(4)
 Financial Officer

Jeffrey S. Litwin, M.D.......................   2001   $150,000    $112,740         60,000           $ 3,268(4)
 Sr. Vice President and Chief                   2000   $ 69,230    $ 42,917             --           $ 1,164(4)
 Medical Officer

---------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.

(2) Does not include options granted in 2000 by the Company's wholly-owned subsidiary, which options terminated in full in December 2001 in contemplation of the merger of the subsidiary with and into the Company which was effective December 31, 2001.

(3) Excludes consulting fees of $156,000, $156,000 and $255,000 paid in 1999, 2000 and 2001, respectively, to a professional corporation owned by Dr. Morganroth. See "Certain Relationships and Related Party Transactions."

(4) Includes the sum of (A) Company's 401(k) plan contributions, which in 2001 were $2,625 for Mr. Esposito, $10,500 for Mr. Brown, $2,547 for Mr. Grisanti, $2,625 for Mr. Johnson and $2,625 for Dr. Litwin; and (B) the dollar value of the insurance premium paid by the Company with respect to group term life insurance, which for 2001 was $673 for Mr. Esposito, $385 for Dr. Morganroth, $643 for Mr. Brown, $563 for Mr. Grisanti, $673 for Mr. Johnson and $643 for Dr. Litwin.

(5) Dr. Morganroth served as Chief Executive Officer of the Company during the first two months of 2001. Mr. Esposito was appointed Chief Executive Officer March 1, 2001.

Employment Contracts

   The Company has entered into employment agreements with each of the Named Executive Officers. Under these agreements, the employment may be terminated with or without cause at any time. With the exception of Dr. Morganroth, in the event that the Company terminates an officer's employment other than "for cause", the Company is obligated to continue normal salary payment for between six months and one year. In the event that the Company terminates Dr. Morganroth's employment other than "for cause", the Company is obligated to pay a lump sum of 2.3 times Dr. Morganroth's annual salary. These agreements provide that, upon a change of control (as defined) of the Company in which the officer is not provided a comparable position, the executive has the right to resign and receive the severance that would otherwise be provided if the executive's employment was terminated other than "for cause" and, in some instances, severance up to one year of total salary if severance would have otherwise been less. Pursuant to the agreement, each officer has agreed, for a period of no less than one year after termination of employment, to refrain from interfering with the Company's business by soliciting customers or employees.

2001 Stock Option Grants

   The following tables contain certain information concerning the grant of stock options under the Company's 1996 Stock Option Plan during the year ended December 31, 2001 and the number and value of options held at December 31, 2001 by each of the Named Executive Officers.


                                                                                                         Potential
                                                                                                        Realizable
                                                                                                     Value at Assumed
                                                                                                       Annual Rates
                                                                                                      of Stock Price
                                                                                                     Appreciation for
                                                            Individual Grants (1)                     Option Term (2)
                                             ---------------------------------------------------    -------------------
                                             Number of    % of Total
                                            Securities     Options
                                            Underlying    Granted to   Exercise or
                                             Options      Employees     Base Price    Expiration
Name                                         Granted       in 2001        ($/Sh)         Date          5%         10%
----                                        ----------    ----------   -----------    ----------    --------   --------
Joseph A. Esposito ......................     81,000        14.7%        $ 6.875         3/5/11     $350,216   $887,515
Joel Morganroth, M.D. ...................     62,500        11.3%          5.050        5/21/11      198,495    503,025
                                              15,000         2.7%         11.350       12/20/11      107,069    271,335
Robert S. Brown .........................     30,000         5.4%          6.875         3/5/11      129,710    328,709
Scott Grisanti ..........................     50,000         9.1%          6.875         3/5/11      216,183    547,849
Bruce Johnson ...........................     30,000         5.4%          6.875         3/5/11      129,710    328,709
Jeffrey S. Litwin, M.D. .................     25,000         4.5%          6.875         3/5/11      108,091    273,924
                                              10,000         1.8%          4.350        4/24/11       27,357     69,328
                                              25,000         4.5%         11.350       12/20/11      178,449    452,224


(1) The options were granted under the terms of the Company's stock option plan at a per share exercise price equal to the market price of a Common Share on the date of grant. The options become exercisable over four years in equal annual increments beginning one year after the date of grant. The Compensation and Stock Option Committee has the right to accelerate the exercisability of any of the options, and options automatically accelerate upon a change of control (as defined).

(2) The potential realizable value is the product of (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Corporation's Common Shares. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

2001 Option Exercises and Fiscal Year-End Values

   The following tables contain certain information concerning the number and value of any unexercised stock options held by the Named Executive Officers as of December 31, 2001 and as to the shares acquired and the value realized by Named Executive Officers who exercised options in 2001.

                                                                                       Number of Securities    Value of Unexercised
                                                       Shares                         Underlying Unexercised   In-the-Money Options
                                                     Acquired on    Value Realized    Options at FY-End 2001    at FY-End 2001 (2)
                       Name                         Exercise (#)        ($) (1)        Exercisable/Unexer.      Exercisable/Unexer.
-------------------------------------------------   ------------    --------------    ----------------------   --------------------
Joseph A. Esposito ..............................        --               --             138,000/163,000         $556,060/$778,785
Joel Morganroth, M.D. ...........................        --               --              23,000/102,000            43,900/488,275
Robert S. Brown .................................        --               --               15,885/50,875            80,845/146,638
Scott Grisanti ..................................        --               --                    0/50,000                 0/242,250
Bruce Johnson ...................................        --               --               23,333/76,667                 0/145,350
Jeffrey S. Litwin, M.D. .........................        --               --                    0/60,000                 0/204,075


(1) Value realized is the difference between the market price of a share of Common Stock on the date of exercise and the exercise price of the option, multiplied by the number of shares underlying the option.

(2) Value of unexercised "in-the-money" options is the difference between the market price of a Common Share on December 31, 2001 and the exercise price of the option, multiplied by the number of Common Shares underlying the option.

Stockholder Return Performance Graph

   The following graph compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the NASDAQ Stock Market (U.S.) Index and NASDAQ Health Service Index for the period commencing February 3, 1997 and ending December 31, 2001. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index, and that all dividends, if any, were reinvested.

                COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG ERESEARCHTECHNOLOGY, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

ERESEARCHTECHNOLOGY INC

                                                                     Cumulative Total Return
                                 ---------------------------------------------------------------------------------------------
                                   2/3/97     3/97     6/97      9/97     12/97     3/98      6/98     9/98    12/98    3/99

ERESEARCHTECHNOLOGY, INC.          100.00    97.06    63.97     70.59     69.85    32.35     28.68    25.74    26.84   53.68
NASDAQ STOCK MARKET (U.S.)         100.00    88.51   104.73    122.45    114.63   134.16    137.85   124.38   161.62  181.25
NASDAQ HEALTH SERVICES             100.00    93.52   105.09    114.32    102.77   112.75    102.38    76.90    87.12   78.00

                                                                     Cumulative Total Return
                                 ---------------------------------------------------------------------------------------------
                                    6/99     9/99   12/99    3/00    6/00     9/00   12/00     3/01     6/01    9/01    12/01

ERESEARCHTECHNOLOGY, INC.          37.50    33.82   57.72   92.65   81.62    65.44   44.85    27.21    34.71   36.88    68.94
NASDAQ STOCK MARKET (U.S.)        198.27   203.20  300.34  337.18  293.18   269.78  180.65   134.85   158.93  110.27   143.34
NASDAQ HEALTH SERVICES             96.35    71.18   70.08   72.88   74.37    82.56   96.19    88.31   106.14  101.44   103.99

*$100 invested on 2/3/97 in stock or index-including reinvestment of dividends.
 Fiscal year endeing December 31.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, as of March 12, 2002, with respect to the beneficial ownership of the Common Stock of the Company by
(i) the Company's directors and Named Executive Officers, (ii) the Company's directors and executive officers as a group, and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock.

                                                          Shares
                                                       Beneficially   Percentage
              Name of Beneficial Owner                    Owned          Owned
              ------------------------                 ------------   ----------
Joel Morganroth, M.D. (1) .........................     1,027,500        14.8%
LLR Equity Partners, L.P. (2) .....................       931,668        13.4
Sanders Morris Harris Inc. (3) ....................       525,800         7.6
Jack Silver (4) ...................................       347,000         5.0
Joseph A. Esposito (5) ............................       204,950         2.9
Sheldon M. Bonovitz (6) ...........................       124,330         1.8
Bruce Johnson (7) .................................        54,167           *
John M. Ryan (8) ..................................        38,500           *
Robert S. Brown (9) ...............................        31,500           *
Vincent Renz (10) .................................        26,400           *
Arthur Hull Hayes, Jr., M.D. (11) .................        15,000           *
Scott Grisanti (12) ...............................        12,500           *
Jeffrey S. Litwin, M.D. (13) ......................        10,750           *
James C. Gale (14) ................................         7,500           *
Jerry D. Lee (15) .................................         5,002           *
Howard D. Ross (16) ...............................            --          --
All directors and executive officers as a Group
(13 persons) (17) .................................     1,558,099        22.4

---------------
* Less than 1.0%

(1) Includes (i) 495,175 shares directly owned by Dr. Morganroth, as to which he has sole voting and dispositive power, (ii) 27,500 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty
    (60) days, (iii) 495,225 shares held in a trust, the trustee of which is Dr. Morganroth's wife and the beneficiaries of which are Dr. Morganroth's children, as to which Dr. Morganroth disclaims beneficial ownership, and
    (iv) 9,600 shares owned by a pension plan, as to which Dr. Morganroth has shared voting and dispositive power. Dr. Morganroth's address is 30 S. 17th Street, Philadelphia, Pennsylvania 19103.

(2) LLR Equity Partners, L.P.'s address is c/o LLR Capital, L.P., Two Greenville Crossing, 4005 Kennett Pike, Suite 220, Greenville, Delaware 19807. Shares are held in two funds: LLR Equity Partners, L.P. and LLR Equity Partners Parallel, L.P. Includes 15,000 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(3) Sanders Morris Harris Inc.'s address is 3100 Chase Tower, Houston, Texas 77002. Includes shares owned by funds indirectly managed by Sanders Morris Harris Inc. Also includes 7,500 shares issuable with respect to options granted to funds indirectly managed by Sanders Morris Harris Inc. pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(4) Jack Silver's address is 660 Madison Ave., New York, New York 10021. Information based on filing made with the Securities and Exchange Commission.

(5) Includes 188,250 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(6) Includes 15,000 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days. Also includes (i) 13,000 shares owned by Mr. Bonovitz's wife, and (ii) 83,330 shares owned by trusts as to which Mr. Bonovitz acts as trustee, as to all of which shares Mr. Bonovitz disclaims beneficial ownership.

(7) Includes 54,167 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(8) Includes 16,800 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(9) Includes 22,500 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(10) Includes 26,000 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days. Also includes 400 shares owned by minor children.

(11) Includes 15,000 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(12) Includes 12,500 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(13) Includes 8,750 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(14) Includes 7,500 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days. Excludes shares owned by Sanders Morris Harris Inc. for which Mr. Gale is a managing director and the funds for which Mr. Gale is the chief investment officer.

(15) Includes 5,000 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(16) Excludes shares owned by LLR Equity Partners, L.P., as to which Mr. Ross is a partner.

(17) Includes 398,967 shares issuable upon exercise of options granted pursuant to the Company's Stock Option Plans, which are currently exercisable or exercisable within the next sixty (60) days. Excludes shares owned by Sanders Morris Harris Inc., for which Mr. Gale is a managing director and the funds for which Mr. Gale is chief investment officer; and shares owned by LLR Equity Partners, L.P., as to which Mr. Ross is a partner.

Compliance with Section 16(a) of the Securities Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and the NASDAQ Stock Market. Based upon a review of the forms and written representations that it received, the Company believes that all other filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been timely satisfied.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be considered at the 2003 Annual Meeting of Stockholders must be received by eRT no later than November 20, 2002. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

   In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2003 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before February 3, 2003.

   The Board knows of no other matters which may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their judgment on such matter.

   Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.

                                By Order of the Board of Directors,


                                /s/ BRUCE JOHNSON
                                ----------------------
                                BRUCE JOHNSON
                                Senior Vice President,
                                Chief Financial Officer
                                and Secretary

March 19, 2002

PROXY                                                                     PROXY


                           eResearchTechnology, Inc.

                      2002 ANNUAL MEETING OF SHAREHOLDERS
                       PROXY FOR HOLDERS OF COMMON STOCK
              Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JOEL MORGANROTH, M.D., JOSEPH ESPOSITO, and JAMES H. CARLL, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of eResearchTechnology, Inc. to be held on April 23, 2002, or any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of eResearchTechnology, Inc. which the undersigned would be entitled to vote if personally present.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed on the reverse side; and in the discretion of the proxy holders on any other matter which comes before the meeting. This proxy may be revoked at any time prior to the time it is voted.

Election of Directors.

           /  /                      /  /           (Instruction: To withhold
     FOR the nominees         WITHHOLD AUTHORITY    authority to vote for any
listed (except as marked to     to vote for the     individual nominee, strike
 the contrary at the right)     nominees listed     a line through the nominee's
                                  to the right      name in the list below)

                                                    James C. Gale
                                                    Joel Morganroth, M.D.


                                                       Please mark  |---|
                                                       your votes   | X |
                                                       like this    |---|


                                                    FOR      AGAINST     ABSTAIN

2. In his discretion, the Proxy is authorized       / /        / /         / /
   to vote upon such other business as may
   properly come before the meeting

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature(s) of Shareholder(s)

When signing the proxy, please date it and take care to have the signature conform to the shareholder's name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Dated:_______________________, 2002